Page 19 of 96 Pages

                                   EXHIBIT B


                            SHARE PURCHASE AGREEMENT


                                      DATED


                                  APRIL 2, 2001



                                  BY AND AMONG



                            GLOBAL TELESYSTEMS, INC.,

                                   AS SELLER,



                                       AND

                           ALFA BANK HOLDINGS LIMITED,
    CAPITAL INTERNATIONAL GLOBAL EMERGING MARKETS PRIVATE EQUITY FUND, L.P.,
                           CAVENDISH NOMINEES LIMITED
                                       AND
                         FIRST NIS REGIONAL FUND SICAV,

                                  AS PURCHASERS

                                                             Page 20 of 96 Pages


                                TABLE OF CONTENTS
                                -----------------


1.      Purchase and Sale of Purchase Shares; Closing and Manner of Payment....1

         1.1      Agreement to Purchase and Seller Purchase Shares.............1
         1.2      Purchase Price...............................................1
         1.3      Manner of Payment of Purchase Price..........................2
         1.4      Manner of Delivery of Purchase Shares........................2
         1.5      Time and Place of Closing....................................2

2.       Representations and Warranties of Purchaser...........................2

         2.1      General Statement............................................2
         2.2      Representations and Warranties of Purchasers.................2
         2.3      Representations and Warranties of Seller.....................4

3.       Covenants.............................................................7

         3.1      Cooperation..................................................7
         3.2      Conduct of Business..........................................8
         3.3      Public Announcements.........................................8
         3.4      Access.......................................................8
         3.5      Certain Intercompany Agreements..............................8

4.       Closing Conditions....................................................8

         4.1      Conditions Precedent to the Obligations of All Parties.......8
         4.2      Additional Conditions to the Obligations of Seller...........9
         4.3      Additional Conditions to the Obligations of Purchasers.......9

5.       Deliveries at Closing................................................10

6.       Survival of Representations and Warranties...........................12

7.       Termination rights...................................................12

         7.1      Termination.................................................12
         7.2      Procedure and Effect of Termination.........................13
         7.3      Specific Performance........................................13
         7.4      Default of Purchasers.......................................13

8.       Miscellaneous........................................................13

         8.1      Amendment and Modification..................................13
         8.2      Benefit and Assignment......................................13
         8.3      No Third-Party Beneficiaries................................14
         8.4      Entire Agreement............................................14
         8.5      Expenses....................................................14
         8.6      Headings....................................................14
         8.7      Choice of Law...............................................14
         8.8      Notices.....................................................14

                                                             Page 21 of 96 Pages

         8.9     Counterparts.................................................16
         8.10     Currency....................................................16
         8.11     Waiver of Jury Trial........................................16
         8.12     Board Approvals.............................................16

EXHIBITS
--------

EXHIBIT A         - Promissory Note
EXHIBIT B         - Pledge Agreement
EXHIBIT C         - Alfa Stock Option Agreement
EXHIBIT D         - CIG Stock Option Agreement
EXHIBIT E         - Barings Stock Option Agreement
EXHIBIT F         - New Shareholders Agreement
EXHIBIT G         - Assignment and Amendment Agreement
EXHIBIT H         - Amendment to Shareholders and Registration Rights Agreement

                                                             Page 22 of 96 Pages

                            SHARE PURCHASE AGREEMENT
                            ------------------------

         This SHARE PURCHASE  AGREEMENT (the "Agreement") is made,  executed and
                                              ---------
delivered as of April 2, 2001 by and between Global TeleSystems, Inc. (formerly known as Global TeleSystems Group, Inc.), a Delaware corporation (Global TeleSystems, Inc. and its permitted successors or assigns hereunder, the "Seller"), and Alfa Bank Holdings Limited, a company incorporated in the British
 ------
Virgin Islands ("Alfa"),  Capital  International Global Emerging Markets Private
                 ----
Equity Fund, L.P., a Delaware limited partnership ("CIG"), and Cavendish Nominees Limited, a limited liability company organized and registered under the laws of Guernsey, and First NIS Regional Fund SICAV, a private institutional fund organized and registered under the laws of Luxembourg (together with Cavendish, "Barings"; Alfa, CIG and Barings collectively, "Purchasers").
            -------                                        ----------

                                  WITNESSETH:
                                  ----------

         WHEREAS, Seller owns beneficially and of record 15,056,328 shares (the "GTS Shares") of the common stock, par value $0.01 per share (the "Shares"), of
 --- ------                                                        ------
Golden  Telecom,   Inc.,  a  Delaware  corporation  ("GTI"  or  the  "Company"),
                                                      ---             -------
constituting approximately sixty-one and five-tenths percent (61.5%) of the issued and outstanding Shares;

         WHEREAS, Purchasers, severally, desire to purchase 12,195,122 of the GTS Shares in the aggregate (the "Purchase Shares") from Seller in such amounts
                                  --------  ------
as set forth opposite the name of each Purchaser on Schedule 1.1 hereto, and Seller desires to sell such Purchase Shares, severally, to Purchasers, on the terms and subject to the conditions herein contained;

         WHEREAS, a special committee of the Board of Directors of the Company has approved the purchase of the Purchase Shares by the Purchasers and consummation of the other transactions contemplated hereby for purposes of
Section 203(a)(1) of the Delaware General Corporation Law, subject to the condition that the Purchasers enter into a Standstill Agreement with the Company setting forth certain restrictions on the ability of the Purchasers to acquire additional Shares and to enter into "business combinations" with the Company; and

         WHEREAS, the Purchasers have entered into such a Standstill Agreement on the date hereof.

                                   AGREEMENTS:
                                   ----------

         Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and with the intent to be legally bound, the parties agree as follows:

1.       Purchase and Sale of Purchase Shares; Closing and Manner of Payment
         -------------------------------------------------------------------

         1.1    Agreement to Purchase and Sell Purchase Shares. On the terms and
                ----------------------------------------------
subject to the conditions contained in this Agreement, each Purchaser shall purchase from Seller, and Seller shall sell to each Purchaser, the number of
Purchase  Shares set forth  opposite the name of such  Purchaser on Schedule 1.1
                                                                    ------------
hereto, which Purchase Shares shall upon such sale be fully paid and non-assessable and free and clear of all liens, encumbrances, proxies, voting trusts, voting agreements, adverse claims, contractual restrictions on transfer

                                                             Page 23 of 96 Pages

or any other charges (collectively,  the "Claims"),  except for the restrictions
                                          ------
imposed by the Shareholders Agreement, to be dated as of the Closing Date (as hereinafter defined), among Purchasers, Seller, and the Company (the "New
                                                                             ---
Shareholders Agreement").
------------ ---------

         1.2    Purchase  Price.  The purchase price of the Purchase Shares (the
                ---------------
"Purchase Price") shall be $10.25 per Share.
 --------------

         1.3    Manner of Payment of Purchase Price. The Purchase Price shall be
                -----------------------------------
paid or satisfied at the Closing (as herein after defined) by wire transfer of immediately available funds to such bank account or accounts as Seller shall designate by written notice delivered to Purchasers not later than two (2) business days prior to the Closing; provided, however, that Alfa shall satisfy
                                     --------   -------
its obligation to pay the portion of the Purchase Price payable by it by delivery of 50% of such amount in cash and delivery of its promissory note in a principal amount equal to 50% of such amount due May 31, 2001 in the form attached hereto as Exhibit A, with blanks appropriately filled in (and with the
                   ---------
maker's name corrected if the Assignment (as such term is defined in Section 3.7) has not occurred) (the "Note"), which shall be secured by a pledge of
                                ----
Alfa's Purchase Shares pursuant to a Pledge Agreement in the form attached hereto as Exhibit B, with blanks appropriately filled in (and with the pledgor's
          ---------
name corrected if such  Assignment  has not occurred) (the "Pledge  Agreement").
                                                            -----------------
Notwithstanding the foregoing, Alfa shall have the right to pay the entire portion of the Purchase Price payable by it in cash. The aggregate amount of the Purchase Price due from each Purchaser on the Closing is set forth opposite the name of such Purchaser on Schedule 1.1 hereto.
                          ------------

         1.4    Manner of Delivery  of  Purchase  Shares.  At the  Closing,  the
                ----------------------------------------
Seller shall deliver to each Purchaser certificates evidencing the Purchase Shares in such amounts as set forth on Schedule 1.1 hereto duly endorsed in
                                         -------------
blank, or accompanied by valid stock powers duly executed in blank, in proper form for transfer.

         1.5    Time and Place of Closing. The transactions contemplated by this
                -------------------------
Agreement, including, without limitation, the sale and purchase of the Purchase Shares, shall be consummated (the "Closing") at 10:00 a.m. London time, at the
                                     -------
offices of Akin, Gump, Strauss, Hauer & Feld, One Angel Court, London EC2R 7HJ, United Kingdom, at the later to occur of: (i) April 20, 2001 and (ii) within two
(2) days after satisfaction of the conditions precedent set forth in Section 4 hereof, or on such other date, and at such time or place, as shall be mutually agreed upon in writing by Seller and Purchasers. The date on which the Closing occurs in accordance with this Agreement is referred to in this Agreement as the "Closing Date".
 ------------

2.       Representations and Warranties
         ------------------------------

         2.1    General  Statement.  Except  as  expressly  set  forth  in  this
                ------------------
Agreement, the parties are only making the representations and warranties to each other which are set forth in this Section 2 and no others with respect to the matters contained herein. The representations and warranties made by each Purchaser hereby are made solely as to itself and not jointly or jointly and severally. All such representations and warranties are made as of the date hereof (or, in the case of Alfa Telecom, on the date it accepts the Assignment, as such term is defined in Section 3.7) and as of the date of Closing (the "Closing Date"). All representations and warranties of Seller are made subject
 ------------
to the exceptions in the schedules attached hereto (the "Schedules").
                                                         ---------

                                                             Page 24 of 96 Pages

         2.2    Representations  and Warranties of Purchasers.  Each  Purchaser,
                ---------------------------------------------
severally, represents and warrants to Seller as to itself as follows:

                (a) Such Purchaser is a corporation, partnership or other organization, as the case may be, duly organized or formed, validly existing and in good standing under the laws of the state or other jurisdiction of its organization or formation and has the power and authority to carry on its business as presently conducted.

                (b) Such Purchaser has full corporate, partnership or other organizational power, as the case may be, and authority to enter into and perform (i) this Agreement; (ii), as applicable (1) the Stock Option Agreement, by and between Seller and Alfa, to be dated as of the Closing Date, in the form attached hereto as Exhibit C, with blanks appropriately filled in (and with the
                ----------
                Alfa party's name corrected if the Assignment (as such term is defined in Section 3.7) has not occurred) (the "Alfa Stock
                                                                     -----------
                Option  Agreement");  (2) the  Stock  Option  Agreement,  by and
                -----------------
                between Seller and CIG, to be dated as of the Closing Date, in the form attached hereto as Exhibit D, with blanks appropriately filled in (the "CIG Stock Option Agreement"); and (3) the Stock
                                --------------------------
                Option Agreement, by and between Seller and Barings, to be dated as of the Closing Date, in the form attached hereto as Exhibit E, with blanks appropriately filled in (the "Barings Stock
                                                                  --------------
                Option Agreement");  (iii) the New Shareholders Agreement, to be
                ----------------
                dated as of the Closing Date, in the form attached hereto as Exhibit F, with blanks appropriately filled in; and (iv) with
                ---------
                respect to Alfa, each of the Note and the Pledge Agreement (collectively, "Purchaser's Ancillary Agreements"). The
                                   ------------------------------------
                execution and delivery by such Purchaser of this Agreement and such Purchaser's Ancillary Agreements and the performance by such Purchaser of its obligations hereunder and thereunder have been duly authorized and approved by all requisite corporate, partnership or other organizational action, as the case may be. This Agreement constitutes and such Purchaser's Ancillary Agreements will constitute the valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its and their terms except as may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or similar creditors' rights generally and by general principles of equity.

                (c) Except for filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), no
                                                                 --------
                consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for the execution and delivery by such Purchaser of this Agreement or such Purchaser's Ancillary Agreements and the consummation by such Purchaser of the transactions contemplated hereby and thereby.

                (d) Neither the execution and delivery of this Agreement or such Purchaser's Ancillary Agreements by such Purchaser, nor the consummation by such Purchaser of the transactions contemplated hereby or thereby, will (i) conflict with or result in a material breach of any of the terms, conditions or provisions
                (A) of any organizational documents of such Purchaser, or (B) of any statute or administrative regulation typically applicable to transactions of this type, or of any order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award to which such Purchaser is a party or by

                                                             Page 25 of 96 Pages

                which Purchaser is bound; (ii) constitute a material default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of such Purchaser or to a loss of any material benefit to which Purchaser is entitled under any provision of any unexpired, undischarged or unsatisfied written or oral agreement, contract, indenture, mortgage, debenture, note or other instrument binding such Purchaser or any material license, franchise, permit or other similar authorization held by such Purchaser, except with respect to clauses (i)(B) and (ii) for such conflicts, defaults, or other occurrences that would not have a material adverse effect on such Purchaser's ability to perform its obligations hereunder or thereunder.

                (e) Except for arrangements by or on behalf of such Purchaser previously disclosed to Seller, the fees with respect to which shall be borne by such Purchaser, such Purchaser has not dealt with any person or entity who is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment from Seller for arranging the transactions contemplated hereby or introducing the parties to each other.

                (f) There is no claim, litigation, proceeding or investigation pending or, to the best of such Purchaser's knowledge, threatened, which seeks to enjoin or prohibit, or otherwise question the validity of, any action taken or to be taken by such Purchaser in connection with this Agreement or Purchaser's Ancillary Agreements or which would have an adverse effect on such Purchaser's ability to perform its obligations hereunder or thereunder.

                (g) Such Purchaser has sufficient cash on hand or enforceable financial commitments from credible sources to allow it to pay the Purchase Price of its Purchase Shares, consummate the transactions contemplated hereby, and pay all related fees and expenses as set forth herein.

                (h) Alfa Telecom Limited, a company incorporated in the British Virgin Islands ("Alfa Telecom") is an affiliate of
                                            -------------
                (being under common control with) Alfa.

                (i) Alfa has delivered to Seller its unaudited financial statements as of December 31, 2000, which financial statements were prepared in conformity with International Accounting Standards, and which fairly present, in all material respects (subject to normal, recurring, year-end adjustments which are not material, individually or in the aggregate) Alfa's financial condition as of the dates thereof and Alfa's results of operations for the periods presented.

                (j) The organizational chart of each of Alfa and Alfa Telecom delivered to Seller by Alfa is true and correct.

         2.3    Representations and Warranties of Seller.  Seller represents and
                ----------------------------------------
warrants to Purchasers that:

                (a) Seller is a corporation validly existing and in good standing under the laws of the State of Delaware and has the power and authority to carry on its business as presently conducted.

                                                             Page 26 of 96 Pages

                (b)      Except  for  filings  under  the HSR  Act and  consents
                authorizations, orders, approvals, filings and registrations required to be made by any Purchaser, no consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person (including without limitation the stockholders of Seller) is required for or in connection with the execution and delivery by Seller of (i) this Agreement; (ii) the Alfa Stock Option Agreement; (iii) the CIG Stock Option Agreement; (iv) the Barings Stock Option Agreement; and (v) the New Shareholders Agreement; (collectively, "Seller's
                                                                        --------
                Ancillary  Agreements")  and the  consummation  by Seller of the
                ---------------------
                transactions contemplated hereby and thereby.


                (c)     Except as set forth on Schedule  2.3(c) hereof,  neither
                                               ----------------
                the execution and delivery of this Agreement or Seller's Ancillary Agreements by Seller, nor the consummation by Seller of the transactions contemplated hereby or thereby, will (i) conflict with or result in a breach of any of the terms, conditions or provisions of (A) any organizational documents of Seller, the Company or any Subsidiary (as defined below) of the Company, or (B) of any statute or administrative regulation typically applicable to transactions of this type, or of any order, writ, injunction, judgment or decree or any court or governmental authority or of any arbitration award to which Seller, the Company or any Subsidiary is a party or by which Seller, the Company or any Subsidiary is bound; (ii) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or any of its Subsidiaries or to a loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any unexpired, undischarged or unsatisfied written or oral agreement, contract, indenture, mortgage, debenture, note or other instrument binding the Company or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by the Company or any of its Subsidiaries, or (iii) result in the creation or imposition of any lien or encumbrance on any asset of the Company or any of its Subsidiaries, except with respect to clauses (i)(B), (ii) and (iii), for any conflicts, defaults or other occurrences which would not have a Material Adverse Effect (as defined hereinafter). For purposes of this Agreement, a "Subsidiary" shall mean any corporation, partnership or other
                 ----------
                entity that is directly or indirectly wholly-owned by the Company.

                (d) Seller has full corporate power and authority to enter into and perform this Agreement and Seller's Ancillary Agreements. The execution and delivery of this Agreement and Seller's Ancillary Agreements and the performance by Seller of its obligations hereunder and thereunder have been duly authorized by all requisite corporate action. This Agreement constitutes and Seller's Ancillary Agreements will constitute the valid and binding obligation of Seller, enforceable against Seller in accordance with its and their terms, except as maybe limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or similar rights of creditors generally and by general principles of equity.

                (e) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of

                                                             Page 27 of 96 Pages

                Delaware, United States, and has all requisite corporate power and authority to carry out its business as now being conducted or proposed to be conducted by it.

                (f) Except for the restrictions imposed by the Shareholders and Registration Rights Agreement, dated as of December 24, 1999 among the Company, the Seller, and CIG (the "CIG Shareholders
                                                               -----------------
                Agreement") and the Seller Shareholders  Agreement,  Seller owns
                ---------
                of record and beneficially all Purchase Shares, free and clear of any Claims.

                (g) The Company has filed all forms, reports and documents ("SEC Documents") required to be filed by it with the SEC since
                  -------------
                September 30, 1999. As of its filing date (and, with respect to any registration statement, the date on which it or any post-effective amendment was declared effective), each SEC Document was in compliance, in all material respects, with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, contained no untrue statement of a material fact and did not omit any statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (subject, in the case of unaudited statements, to the omission of certain footnotes and except as may be indicated in the notes thereto) and fairly present, in all material respects (subject, in the case of the unaudited statements, to normal, recurring year-end audit adjustments which are not material, individually or in the aggregate, to the financial position, results of operations or cash flows of the Company) the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations for the periods presented. Since December 31, 2000, there has not been any change in the business, assets, financial condition or results of operation of the Company or any of its Subsidiaries, which in any case would have a material adverse effect on or with respect to the business, assets, financial condition or results of operation of the Company and its Subsidiaries, taken as a whole, except for (i) changes that are generally applicable to (A) the telecommunications industry in Russia, (B) the Russian economy or (C) the United States securities markets and (ii) any material adverse effect to the extent directly attributable to the execution and announcement of this Agreement or to the transactions contemplated hereby ("Material Adverse Effect").
                  -----------------------

               (h)      Except  as  set  forth  in  the  SEC  Documents,  to the
                Seller's knowledge (for purposes of this Agreement "Seller's knowledge" and "knowledge of the Seller" shall mean the actual knowledge after due inquiry of the executive officers of Seller and the designees of Seller who sit on the Board of Directors of the Company), the businesses of the Company and its Subsidiaries have been conducted in compliance with all applicable laws, ordinances and regulations of all governmental entities (including, without limitation, those relating to licenses and permits for the ownership, occupancy and operation of their properties), except for violations that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. Except for any investigation or review that would not reasonably be expected to have a Material Adverse

                                                             Page 28 of 96 Pages

                Effect, as of the date of this Agreement, to the knowledge of the Seller no investigation or review by any governmental entity (including without limitation any audit or similar review by any U.S., Russian or Ukrainian federal, state or local taxing authority) with respect to the Company or any of its Subsidiaries or any of their respective properties is pending or, to the knowledge of Seller, threatened in writing.

                (i) The Board of Directors of the Company has approved all transactions contemplated hereby pursuant to Section 203 of the Delaware General Corporation Law, and otherwise has taken the necessary actions to make inapplicable any other applicable anti-takeover statute or similar statute or regulation to the transactions contemplated by this Agreement, including the acquisition of the Purchase Shares.

                (j) The authorized capital stock of the Company consists of 110,000,000 Shares and 10,000,000 shares of preferred stock, par value $.01 per share ("Preferred  Stock"). As of March 26, 2001,
                                       -----------------
                (i)  24,479,997  Shares  were  issued and  outstanding,  (ii) no
                Shares were held in the treasury of the Company, (iii) no Shares were held by the Subsidiaries, and (iv) 4,320,000 Shares were reserved for future issuance pursuant to outstanding employee stock options or stock incentive rights granted pursuant to stock option plans of which 1,307,023 options had vested as of March 26, 2001. No shares of Preferred Stock are outstanding. Except as set forth in this Section or in Schedule 2.3(j), there
                                                          ---------------
                are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Subsidiary obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company.

                (k)     Except as set forth on Schedule  2.3(k)  hereof,  to the
                                               ----------------
                knowledge of Seller there are no liabilities of the Company and its Subsidiaries of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, determined or otherwise, other than (i) liabilities reflected on the balance sheets contained in the SEC Documents or any schedule to this Agreement, and (ii) liabilities that in the aggregate would not reasonably be expected to have a Material Adverse Effect.

                (l) Except for a Deutsche Bank affiliate, whose fee shall be exclusively borne by Seller, Seller has not employed nor is subject to the valid claim of, any broker, finder or other financial intermediary in connection with the transactions contemplated by this Agreement or the transactions contemplated hereby, who might be entitled to a fee or commission in connection herewith or therewith.

                (m) The Indemnification Agreement, dated October 5, 1999 between Seller and the Company, is in full force and effect and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or similar rights of creditors generally and by general principles of equity. Neither Seller nor any of its affiliates (excluding the Company) has any outstanding claims for indemnification under the Indemnification

                                                             Page 29 of 96 Pages

                Agreement    and   Seller   has   not   received   any   written
                indemnification claims from the Company thereunder.

3.       Covenants
         ---------

         3.1    Cooperation.  Upon  the  terms  and  subject  to the  conditions
                -----------
hereof, each of the parties hereto shall (i) make promptly its respective filings, and thereafter make any other reasonable submissions, under the HSR Act with respect to the transactions contemplated by this Agreement; provided, however, the parties shall have no obligation to make any filing under the HSR Act unless and until the condition precedent to Purchasers' obligations hereunder set forth in Section 4.3(e) shall have been satisfied; and provided,
                       -------------
further, that the parties shall make such filing within seven (7) business days after the satisfaction of such condition precedent, and (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated  by  this  Agreement  and  the  Purchasers'  Ancillary  Agreements.
Concurrently with the filing of notifications under the HSR Act or as soon thereafter as practicable, the parties shall each request early termination of the HSR Act waiting period.

         3.2    Conduct of  Business.  During the period from the date hereof to
                --------------------
the Closing Date, Seller covenants and agrees that it will use reasonable efforts to cause the Company and its Subsidiaries to carry on their material businesses in the ordinary course of business, in substantially the same manner as heretofore conducted, and will use all reasonable efforts consistent with past practices and policies to preserve intact the Companies and Subsidiaries' present corporate formation, keep available the services of their respective officers and key employees, and preserve their relationships with material customers and suppliers and others having business dealings with them.

         3.3    Public Announcements.  The parties will consult with one another
                --------------------
before issuing any press release or otherwise making any public statement with respect to this Agreement, and shall not issue any such press release or make any such public statement absent mutual agreement thereon except, based on the advice of counsel, as required by applicable law or exchange requirement.

         3.4    Access.  Seller agrees to provide and use all reasonable efforts
                ------
to cause the Company and Subsidiaries to provide reasonable access by each Purchaser for its respective due diligence review of the books, records, personnel and facilities of its material businesses during normal business hours, subject at all times to the Confidentiality Agreement, dated as of March 17, 2001, between the Seller and Alfa Bank, Inc. (the "Confidentiality
                                                                 ---------------
Agreement").  Purchasers  agree to cooperate with Seller and to conduct such due
---------
diligence review in a manner to minimize any disruption to its material businesses.

         3.5    Trademark  Transfer  Agreement.  Seller hereby waives any rights
                ------------------------------
that it may have under Section 4(i) of the Trademark Transfer Agreement, dated as of October 5, 1999, by and between the Seller and the Company in the event of a Change of Control (as defined in such Trademark Transfer Agreement).

         3.6    CIG Shareholders  Agreement.  CIG, on behalf of itself, and each
                ---------------------------
of its affiliates, hereby irrevocably waives any rights, including any tag-along right, arising under the CIG Shareholders Agreement that it may have with

                                                             Page 30 of 96 Pages

respect to the transactions contemplated by this Agreement and the Alfa Stock Option Agreement, the CIG Stock Option Agreement and the Barings Stock Option Agreement.

         3.7    Mandatory  Assignment and Guarantee.  Alfa may assign its rights
                -----------------------------------
and obligations under this Agreement to Alfa Telecom at any time prior to the Closing Date but no such assignment shall relieve Alfa of any of its obligations hereunder (the "Assignment"). If the Assignment is made, then (i) at the Closing
                ----------
Alfa, as the Guarantor, will execute and deliver the guaranty appended to the form of the Note attached hereto as Exhibit A, with blanks appropriately filled in and (ii) all references to "Alfa" in this Agreement and the Purchaser's Ancillary Agreements will be deemed references to "Alfa Telecom".

4.       Closing Conditions
         ------------------

         4.1    Conditions  Precedent to the  Obligations  of All  Parties.  The
                ----------------------------------------------------------
respective obligations of each party shall be subject to the fulfillment or written waiver at or prior to the Closing of each of the following conditions:

                (a)     Any   waiting   period  (and  any   extension   thereof)
                applicable under the HSR Act shall have expired or been terminated.

                (b) No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by an applicable governmental, regulatory or administrative agency or commission nor any applicable statute, rule, regulation or executive order promulgated or enacted by any applicable governmental authority shall be in effect which would prevent the consummation of the transactions provided for in this Agreement.

         4.2    Additional   Conditions  to  the  Obligations  of  Seller.   The
                ---------------------------------------------------------
obligations of Seller hereunder are also subject to the fulfillment or written waiver at or prior to the Closing of the following additional conditions:

                (a) Each Purchaser shall have performed in all material respects each of its obligations under this Agreement, including without limitation delivery of the items described in Section 5(a) required to be delivered by such Purchaser.

               (b)     The  representations  and  warranties of each  Purchaser
                contained in this Agreement shall be true and correct in all material respects, in each case when made and, unless such representation and warranty is made as of a specific date, at and as of the Closing Date as if made at and as of such time.

                (c) Seller shall have received a certificate, dated the Closing Date, of the appropriate officer or partner of each of the Purchasers, to the effect that the conditions specified in paragraphs (a) and (b) of this Section 4.2 have been fulfilled.

                (d) Each Purchaser shall have duly executed and delivered the New Shareholders Agreement (and with the Alfa party's name corrected if the Assignment has not occurred).

                                                             Page 31 of 96 Pages

         4.3    Additional  Conditions to the  Obligations  of  Purchasers.  The
                ----------------------------------------------------------
obligations of each of the Purchasers are also subject to the fulfillment or written waiver at or prior to the Closing of all of the following additional conditions:

                (a) Seller shall have performed in all material respects each of its obligations under this Agreement, including without limitation delivery of the items described in Section 5(b) required to be delivered by Seller.

                (b) The representations and warranties of Seller contained in this Agreement shall be true and correct when made and, unless such representation or warranty is made as of a specified date, at and as of the Closing Date as if made at and as of such time, except for (i) changes contemplated by this Agreement and
                (ii) any failure to be so true and correct which, individually or with all such other failures, would not have a Material Adverse Effect.

                (c) The two separate promissory notes of the Company held by Seller in the respective principal amounts of $4.8 million and $1.5 million shall each have been amended to reflect that the final maturity date shall be one year after the Closing Date and that no payments shall be required under such notes until such final maturity date.

                (d) Purchasers shall have received a certificate dated the Closing Date, of a duly qualified Officer of Seller, to the effect that the conditions specified in paragraphs (a) and (b) of this Section 4.3 have been fulfilled.


                (e) Ernst & Young, the independent auditors of Seller, shall have delivered their audit report and opinion on the financial statements of Seller as of and for the year ended December 31, 2000, which opinion shall contain no "going concern" or other qualification, and which opinion shall have been included in Seller's Annual Report on Form 10-K for the year ended December 31, 2000, and such financial statements shall have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis and shall fairly present, in all material respects, the consolidated financial position of Seller as of the dates thereof and the consolidated results of its operations for the periods presented.

                (f) Each other Purchaser shall have duly executed and delivered the New Shareholders Agreement.

5.       Deliveries at Closing
         ---------------------

                (a)     Documents to be Delivered by the Seller. At the Closing,
                        ---------------------------------------
         the Seller will deliver or cause to be delivered to each of the Purchasers (or only to such specific Purchaser if so indicated):

                (i) Certificates representing the Purchase Shares, duly endorsed (or accompanied by duly executed stock powers), shall be validly delivered and transferred to each Purchaser, in the amounts set forth on Schedule 1.1 hereto, free and clear of any
                                     ------------
                and all Claims, except for restrictions imposed by the New Shareholders Agreement and, in the case of the Purchase Shares

                                                             Page 32 of 96 Pages

                to be delivered to Alfa, the Pledge Agreement;

                (ii) Copies of the resolutions of the respective Board of Directors of Seller and the Company authorizing and approving this Agreement, the Seller's Ancillary Agreements and the transactions and other agreements contemplated hereby and thereby, certified by a duly authorized officer of Seller and the Company, as applicable, to be true, correct and in full force and effect and unmodified as of the Closing Date;

                (iii) Good standing certificate for each of Seller and the Company from the Secretary of State of the State of Delaware, dated not more than ten (10) days prior to the Closing;

                (iv) A certified copy of the Certificate of Incorporation of Seller from the Secretary of State of the State of Delaware, dated not more than ten (10) days prior to the Closing;

                (v) A certified copy of the Bylaws of Seller from the Secretary of Seller, dated not more than ten (10) days prior to the Closing;

                (vi) Letters of resignation, effective as of the Closing Date, of four of the five Seller nominees to the Company's Board of Directors, which shall not include one of the following Seller nominees: Robert J. Amman or Grier C. Raclin;

                (vii) A certificate of a duly authorized officer of Seller pursuant to Section 4.3(d) hereof;

                (viii) Delivery to Alfa of the Alfa Stock Option Agreement duly executed by Seller;

                (ix) Delivery to CIG of the CIG Stock Option Agreement duly executed by Seller;

                (x) Delivery to Barings of the Baring Stock Option Agreement duly executed by Seller;

                (xi) The New Shareholders Agreement duly executed by Seller and the Company;

                (xii) Delivery to Baring Vostok Private Equity Fund LP ("Baring Vostok") and Barings of the Assignment and Amendment
                  --------------
                Agreement by and among Baring Vostok, the Company and others, dated the Closing Date, duly executed by the Company, in the form attached hereto as Exhibit G with blanks appropriately
                                           ---------
                filled in; and

                (xiii) Delivery to CIG of the Amendment to Shareholders and Registration Rights Agreement by and between CIG and the Company, dated the Closing Date, duly executed by the Company, in the form attached hereto as Exhibit H with blanks
                                                       ----------
                appropriately filled in.

                                                             Page 33 of 96 Pages

                (b)     Documents to be Delivered by Purchasers. At the Closing,
                        ---------------------------------------
Purchasers  (or such  individual  Purchaser  as  specified)  will deliver to the
Seller:

                (i) Their respective portion of the Purchase Price, in accordance with Sections 1.2 and 1.3 hereof;

                (ii) Alfa shall deliver to Seller a duly executed copy of the Note;

                (iii) Alfa shall deliver to Seller a duly executed copy of the Pledge Agreement;

                (iv) A copy of the resolutions of the Board of Directors or similar governing body of Alfa authorizing and approving this Agreement and all other transactions and agreements contemplated hereby certified by a duly authorized officer of Alfa to be true, correct and in full force and effect and unmodified as of the Closing Date;

                (v) A certified copy of the Certificate of Incorporation of Alfa from the Registrar of Companies of the British Virgin Islands, dated not more than ten (10) days prior to the Closing;

                (vi) A certificated copy of the Memorandum of Association of Alfa from the Registrar of Companies of the British Virgin Islands, dated not more than ten (10) days prior to the Closing;

                (vii) A certificate of a duly authorized officer or other signatory of each Purchaser pursuant to Section 4.2(c) hereof;

                (viii) Alfa will deliver to Seller the Alfa Stock Option Agreement duly executed by Alfa;

                (ix)    CIG  will   deliver  to  Seller  the  CIG  Stock  Option
                Agreement duly executed by CIG;

                (x) Barings will deliver to Seller the Barings Stock Option Agreement duly executed by Barings; and

                (xi) The New Shareholders Agreement duly executed by each of the Purchasers.

6.       Survival of Representations and Warranties.  Except as set forth in the
         ------------------------------------------
following sentence, all of the representations and warranties contained in this Agreement or any representations and warranties contained in any certificate, document or instrument delivered pursuant to this Agreement shall survive the Closing. The representations and warranties contained in Sections 2.2(i), 2.3(b), (c), (g), (h), (i), (j) and (k) of this Agreement shall survive for a period of one year from the Closing Date.

                                                             Page 34 of 96 Pages

7.       Termination Rights
         ------------------

         7.1    Termination.  This Agreement may be terminated at any time prior
                -----------
to the Closing Date:

                (a)    by mutual written consent of the parties;

                (b) by any Purchaser (other than Alfa) as to itself only and Alfa as to the entire Agreement, (i) if Seller shall have materially breached any of its material covenants herein or if Seller shall have made a material misrepresentation and not cured such breach or misrepresentation within thirty (30) days of notice of such breach or misrepresentation given by such Purchaser; provided, however, that if an inaccuracy in any of Seller's representations and warranties as of the date subsequent to the date of this Agreement or a breach of a covenant by Seller is curable and Seller is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then such Purchaser may not terminate this Agreement under this Section 7.1(b) on account of such inaccuracy or breach for a period ending 30 days after serving a notice of such inaccuracy of breach on Seller, or (ii) if Ernst & Young LLP shall have delivered their audit report and opinion on the financial statements of Seller as of and for the year ended December 31, 2000 and such opinion shall contain a "going concern" or other qualification;

                (c) by Seller, subject to Section 7.4 hereof, as to any particular Purchaser and to the entire Agreement if Alfa is the breaching Purchaser, if such Purchaser shall have materially breached any of its covenants herein or if such Purchaser shall have made a material misrepresentation herein and not cured such breach or misrepresentation within thirty (30) days of notice of such breach or misrepresentation given by Seller; provided, however, that if any inaccuracy in any of such Purchaser's representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by such Purchaser is curable by such Purchaser and such Purchaser is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then Seller may not terminate this Agreement under this Section 7.1(c) as to such Purchaser on account of such inaccuracy or breach for a period ending 30 days after serving a notice of such inaccuracy of breach on such Purchaser;

                (d) by either Purchasers or Seller, if any court of competent jurisdiction or other governmental agency of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable;

                (e)     by either  CIG or  Barings,  as to itself,  pursuant  to
                Section 7.4 hereof; or

                (f) by any Purchaser (other than Alfa) as to itself only and Alfa as to the entire Agreement or Seller, if the Closing has not occurred by July 31, 2001.

         7.2    Procedure and Effect of Termination. In the event of termination
                -----------------------------------
pursuant to Section 7.1 hereof, notice thereof shall forthwith be given to the other parties hereto and this Agreement shall terminate without further action by any of the parties hereto. If this Agreement is terminated as provided herein, no party hereto shall have any liability or further obligation to any

                                                             Page 35 of 96 Pages

other party to this Agreement except pursuant to the Confidentiality Agreement; provided, however, nothing herein will relieve any party from liability for any breach of this Agreement, and the non-breaching party or parties will have the right to enforce all available remedies, at law or in equity, including without limitation as set forth in Section 7.3 below.

         7.3    Specific  Performance.  The  parties  agree that the  Purchasers
                ---------------------
would be irreparably damaged if for any reason Seller failed to sell the Purchase Shares to the Purchasers or to perform any of its other obligations under this Agreement, and that the Purchasers would not have an adequate remedy at law for money damages in such event. Accordingly, the Purchasers shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by Seller. Accordingly, if any Purchaser should institute an action or proceeding seeking specific enforcement of the provision hereof, Seller hereby waives the claim or defense that such Purchaser has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. Seller further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief. This provision is without prejudice to any other rights that the Purchasers may have against Seller for any failure to perform its obligations under this Agreement.

         7.4    Default  of  Purchasers.  If  either  or both of CIG or  Barings
                -----------------------
defaults in its obligations to purchase its respective portion of the Purchase Shares on the Closing Date, then each of the non-defaulting Purchasers shall have the option, in their sole discretion, to purchase the defaulting Purchaser's Purchase Shares for cash, in proportion to the respective amounts of Purchase Shares that they have agreed to purchase hereunder. If Alfa defaults in its obligations to purchase its portion of the Purchase Shares on the Closing Date, then each of CIG and Barings shall also have the option, in its sole discretion, to terminate its respective obligations hereunder, without any liability on the part of CIG or Barings. In the event that such defaulting party shall be CIG and/or Barings, Alfa shall not have the right to terminate its obligation to purchase its portion of the Purchase Shares hereunder. Nothing herein will relieve the defaulting Purchaser from liability for its default.

8.       Miscellaneous
         -------------

         8.1    Amendment  and  Modification.  This  Agreement  may be  amended,
                ----------------------------
modified or supplemented only by mutual written agreement of the parties hereto.

         8.2    Benefit and Assignment. This Agreement shall be binding upon and
                ----------------------
shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party to this Agreement without the prior written consent of the other parties hereto; provided, however, that (i) Global TeleSystems, Inc. may, with the prior written consent of the other parties hereto (such consent not to be unreasonably withheld or unreasonably delayed), assign its rights and obligations hereunder but only to any direct or indirect subsidiary of Global TeleSystems, Inc. to which Global TeleSystems, Inc. proposes to transfer the Purchase Shares, which assignment shall not relieve Global TeleSystems, Inc. of its obligations hereunder and (ii) the Assignment as permitted by Section 3.7 hereof shall not require the consent of any other party hereto.

                                                             Page 36 of 96 Pages

         8.3    No Third-Party  Beneficiaries.  Nothing in this Agreement  shall
                -----------------------------
confer any rights upon any person or entity other than the parties hereto and their respective heirs, successors and permitted assigns.

         8.4    Entire  Agreement.  This Agreement,  the  Purchaser's  Ancillary
                -----------------
Agreements, the Seller's Ancillary Agreements, the Confidentiality Agreement, and the exhibits and schedules hereto and thereto, embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein and therein. No amendment, waiver of compliance with any provision of condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any amendment, waiver or consent is sought. Seller is not making any representation or warranty whatsoever, express or implied, except the representations and warranties of Seller contained in Section 2.3 of this Agreement, and each Purchaser acknowledges and agrees that it has not relied on or been induced to enter into this Agreement by any representation or warranty other than those expressly set forth herein.

         8.5    Expenses.  The parties shall be  responsible  for the payment of
                --------
their respective expenses, including legal and accounting fees, in connection with the preparation, negotiation and closing of this Agreement and the transactions contemplated hereby. For the avoidance of doubt, none of Seller's or Purchasers' expenses shall be allocated to or paid by the Company, directly or indirectly.

         8.6    Headings.  The  headings  set  forth in this  Agreement  are for
                --------
convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

         8.7    Choice of Law; Arbitration.  This Agreement shall be governed by
                --------------------------
and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law. All claims or other disputes arising out of or in connection with this Agreement will be referred to and finally settled by arbitration under the Rules of Arbitration of the International Chamber of Commerce (the "Rules") as follows: (i) the number of arbitrators
                            -----
shall be three (to be appointed in accordance with the Rules); (ii) the place of arbitration shall be London, England; (iii) the language of the arbitration shall be English; and (iv) any award of the arbitrator shall be final and binding and the parties hereby waive any right to refer any question of law and any right of appeal on the law and/or merits to any court.


         8.8    Notices. All notices,  requests,  demands,  letters, waivers and
                -------
other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery, or (d) sent by fax, as follows:

                (a)    if to Alfa, at:
                       --------------

                       P.O. Box 3339
                       Geneva Place
                       2nd Floor
                       333 Waterfront Drive
                       Road Town

                                                             Page 37 of 96 Pages

                       Tortola, British Virgin Islands
                       Facsimile No.:  (350) 52065
                       Attn:  Pavel Nazarian

                       with a copy to:

                       Akin, Gump, Strauss, Hauer & Feld L.L.P.
                       Robert S. Strauss Building
                       1333 New Hampshire Avenue N.W.
                       Washington, D.C.  20036
                       Facsimile No.:  (202) 887-4288
                       Attn:  Vladimir Lechtman

                (b)    if to CIG, at:
                       -------------

                       25 Bedford Street
                       London WC2E 9HN
                       Facsimile No.:  +44 (0)20 7864-5993
                       Attn.:   Ashley Dunster

                             --and--

                       25 Bedford Street
                       London WC2E 9HN
                       Facsimile No.:  +44 (0)20 7864-5768
                       Attn.:   Ida Levine

                       with a copy to:

                       Fried, Frank, Harris, Shriver & Jacobson
                       99 City Road
                       London EC1Y 1AX
                       Facsimile No.:  +44 (0)20 7972-9602
                       Attn.:   Karen C. Wiedemann


                (c)    If to Cavendish Nominees Limited:
                       --------------------------------

                       c/o International Private Equity Services
                       13-15 Victoria Road PO Box 431
                       St. Peter Port
                       GY1 3ZD, Guernsey
                       Facsimile No.:  44 (0) 1481 715 219
                       Attn.:  Mrs. Connie Helyar

                       with a copy to:

                       Baring Vostok Capital Partners
                       10 Uspenski Pereulok
                       103006 Moscow, Russia
                       Facsimile No.: 7095 967 1308

                                                             Page 38 of 96 Pages

                       Attn.: Michael Calvey

                       and to:

                       Fried, Frank, Harris, Shriver & Jacobson
                       99 City Road
                       London
                       EC1Y 1AX
                       Facsimile: +44 (20) 7972 9602
                       Attn.: Karen Wiedemann

                (d)    If to First NIS Regional Fund SICAV:
                       -----------------------------------

                       c/o Bank of Bermuda Luxembourg
                       13 Rue Goethe
                       L-1637, Luxembourg
                       Facsimile No.: +35 2 40 46 46 595
                       Attn.:  Christine Tourney

                       with a copy to:

                       Baring Vostok Capital Partners
                       10 Uspenski Pereulok
                       103006 Moscow, Russia
                       Facsimile No.: 7095 967 1308
                       Attn.: Michael Calvey

                       and to:

                       Fried, Frank, Harris, Shriver & Jacobson
                       99 City Road
                       London
                       EC1Y 1AX
                       Facsimile: +44 (20) 7972 9602
                       Attn.: Karen Wiedemann

                (e)    if to Seller, at:

                       Global TeleSytems, Inc.
                       151 Shaftesbury Avenue
                       London, England  WC2H 8AL
                       Facsimile No.:  +44 (0)20 7655 5437
                       Attn:  General Counsel

                       with a copy to:

                       Shearman & Sterling
                       9 Appold Street
                       London EC2A 2AP
                       Facsimile No.:  +44 (0)20 7655 5500
                       Attention:  Alberto Luzarraga

                                                             Page 39 of 96 Pages

or to such other person or entity or address as any party shall specify by notice in writing to the party entitled to notice. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the fifth Business Day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered or (z) if by fax, on the next day following the day on which such fax was sent, provided that a copy is also sent by certified or registered mail.

         8.9    Counterparts.  This  Agreement  may be  executed  in one or more
                ------------
counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. This Agreement may be executed by facsimile signatures and such signatures shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

         8.10   Currency.  Unless  otherwise  specified in this  Agreement,  all
                --------
references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars.

                                                             Page 40 of 96 Pages

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                                   SELLER:

                                   Global TeleSystems, Inc.

                                   By:
                                        ----------------------------------------
                                   Its:
                                        ----------------------------------------


                                   PURCHASERS:

                                   Alfa Bank Holdings Limited

                                   By:
                                        ----------------------------------------
                                   Its:
                                        ----------------------------------------



                                   Capital International Global Emerging Markets Private Equity Fund, L.P.

                                   By:      Capital International, Inc.,
                                            General Partner

                                   By:
                                            ------------------------------------
                                   Its:
                                            ------------------------------------



                                   Cavendish Nominees Limited

                                   By:
                                        ----------------------------------------
                                   Its:
                                        ----------------------------------------


                                   First NIS Regional Fund SICAV

                                   By:
                                        ----------------------------------------
                                   Its:
                                        ----------------------------------------

                                   By:
                                        ----------------------------------------
                                   Its:
                                        ----------------------------------------